AMENDMENT TO AMENDED AND RESTATED PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED PARTICIPATION AGREEMENT (this "Amendment") is made this 15th day of March 2023, by and between VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION, and MUTUAL OF AMERICA LIFE INSURANCE COMPANY (collectively, the "Parties")

WITNESSETH:

WHEREAS, the Parties entered into that certain Amended and Restated Participation Agreement dated as of October 17, 2012, as amended to date (the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement to amend the current Schedule B;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. The foregoing WHEREAS clauses are hereby incorporated by reference.

2. **Definitions.** Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned to them in the Agreement.

3. **Amendment.** Schedule B to the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

4. **No Other Amendments.** Except as specifically modified herein, the Agreement remains in full force and effect.

5. **Counterparts.** This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For the purposes hereof, a facsimile copy or a copy emailed in electronic format of this Amendment, including the signature pages hereto, shall be deemed an original.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

DocuSigned by:

By: Michael Drayo

1A83784668ED4D8...

Name: Michael Drayo

Title: Assistant Secretary

THE VANGUARD GROUP, INC.

DocuSigned by:

By: Sarah Cognetti

9BF1E82F3BC2412...

Name: Sarah Cognetti

Title: Principal, Head of Strategic Operations

VANGUARD MARKETING CORPORATION

DocuSigned by:

By: Carolyn Sherry

C56DDEC704AC4D5...

Name: Carolyn Sherry

Title: Head of Intermediary Operations

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

By:

Name: Chris Festog

Title: Senior Executive Vice President and Chief Financial Officer

SCHEDULE B

PORTFOLIOS

The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) hereof:

Money Market Portfolio
Total Bond Market Index Portfolio
High-Yield Bond Portfolio
Short-Term Investment-Grade Portfolio
Balanced Portfolio
Diversified Value Portfolio
Equity Income Portfolio
Equity Index Portfolio
Growth Portfolio
Mid-Cap Index Portfolio
REIT Index Portfolio
Small Company Growth Portfolio
International Portfolio
Total Stock Market Index Portfolio
Capital Growth Portfolio
Conservative Allocation Portfolio
Moderate Allocation Portfolio
Total International Stock Market Index Portfolio